UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2015 (May 15, 2015)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WEX Inc. Amended 2010 Equity and Incentive Plan
At the annual meeting of shareholders of WEX Inc. (the "Company") held on May 15, 2015 (the "Annual Meeting"), the Company’s shareholders voted to approve the material terms of the Company’s 2010 Equity and Incentive Plan (the “2010 Plan”) and the performance goals thereunder solely for the purpose of enabling the Company to grant awards under the 2010 Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (the "Code"). Shareholder approval of the 2010 Plan was solely for the purpose of enabling the Company to grant awards that are not subject to the deduction limitations under Section 162(m).
In general, Section 162(m) of the Code requires shareholder approval for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the chief executive officer or any of the three other most highly compensated executive officers (other than our chief executive officer and chief financial officer), in order for that excess compensation to qualify as “performance‑based.” One of the requirements of “performance‑based” compensation for purposes of Section 162(m) is that the “material terms” of the performance goals under which compensation may be paid to executives be disclosed to and approved by shareholders every five years. The 2010 Plan was approved by shareholders in 2010 and accordingly had to be approved again this year in order to satisfy the foregoing requirement.
The 2010 Plan is administered by the Compensation Committee, which is made up entirely of independent directors. It has minimum vesting requirements for restricted stock, restricted stock units and other stock-based awards that vest solely based on the passage of time such that (i) they may not vest sooner than ratably over three years and (ii) may not vest solely based on the passage of time prior to the first anniversary of grant, with limited exceptions. The 2010 Plan prohibits the regranting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award. All options and stock appreciation rights ("SARs") must have an exercise or measurement price not less than the fair market value of the underlying common stock on the date of grant. The 2010 Plan uses “double trigger” vesting upon change in control such that awards granted will not automatically vest solely as a result of a change in control. Finally, shareholder approval is required prior to an amendment to the 2010 Plan that would (i) materially increase the number of share authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.
The foregoing summary of the 2010 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2010 Plan, which has been previously filed and is incorporated into this Item 5.02 by reference. The 2010 Plan is also described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on April 22, 2015.

WEX Inc. 2015 Section 162(m) Performance Incentive Plan

The WEX Inc. 2015 Section 162(m) Performance Incentive Plan (the “Section 162(m) Plan”) is intended to permit the Company to make payments of incentive compensation to certain executives that will be eligible to be fully deductible by the Company despite deduction limitations that might otherwise apply to such payments under Section 162(m) of the Code (“Section 162(m)”). The Section 162(m) Plan is administered by the Compensation Committee consistent with the requirements of Section 162(m). The Compensation Committee may at any time, in its sole discretion, amend or terminate the Section 162(m) Plan.

In general, under Section 162(m), in order to deduct compensation in excess of $1,000,000 paid in any one year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief executive officer and chief financial officer), that excess compensation must qualify as “performance‑based.” The terms of the Section 162(m) Plan apply to awards for or during fiscal year 2015 and later fiscal periods.

Participants in the Section 162(m) Plan include the chief executive officer and such other key executives or class of executives as may be designated as participants for any performance period by the Compensation Committee. A performance period under the Section 162(m) Plan may be one or more fiscal years, or such other period as determined by the Compensation Committee. The Compensation Committee currently intends to designate as participants in the Section 162(m) Plan those executives whose compensation is expected to be subject to the deduction limits under Section 162(m) for the applicable fiscal year or years in which the performance period occurs. The actual number of employees who will be eligible to participate in the Section 162(m) Plan during any particular performance period will be determined by the Compensation Committee.

The Section 162(m) Plan provides for the establishment for each performance period of an incentive pool equal to 6% of the Company’s “Adjusted Net Income” for the applicable performance period. For purposes of the Section 162(m) Plan, “Adjusted Net Income” is defined in the Section 162(m) Plan.

At the beginning of each performance period under the Section 162(m) Plan (and within the time period specified by Section 162(m)), the Compensation Committee will allocate the incentive pool among the participants for the performance period. In no event may the allocation to any particular participant exceed 100% of the total incentive pool for the performance period, and the sum of the incentive pool allocations for all participants may never exceed 100% of the total incentive pool.
The Compensation Committee may use negative discretion to reduce or eliminate the amount of any incentive pool allocation to a participant. However, in no event may the Board of Directors or the Compensation Committee increase the amount of any payment under the Section 162(m) Plan. The payment of any amount under the Section 162(m) Plan may be made in cash or in the form of equity awards under the Equity Plan (subject to the terms of the 2010 Plan).

The foregoing summary of the Section 162(m) Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Section 162(m) Plan, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference. The Section 162(m) Plan is also described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on April 22, 2015.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s shareholders voted on the following proposals:
1. The following nominees were elected to the Company’s Board of Directors as Class I directors for terms expiring at the 2018 annual meeting of shareholders.

George L. McTavish
For: 35,059,462
Against: 84,663
Abstain: 10,362
Broker Non-Votes: 1,027,783

Regina O. Sommer
For: 35,061,061
Against: 83,468
Abstain: 9,958
Broker Non-Votes: 1,027,783

Jack VanWoerkom
For: 33,899,150
Against: 1,244,798
Abstain: 10,539
Broker Non-Votes: 1,027,783

Following the 2015 annual meeting, Shikhar Ghosh, Kirk P. Pond and Melissa D. Smith, having terms expiring in 2016, and Michael E. Dubyak, Eric Duprat, Ronald T. Maheu and Rowland T. Moriarty, having terms expiring in 2017, continued in office.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For: 35,035,151
Against: 101,984
Abstain: 17,352
Broker Non-Votes: 1,135,546

3. A proposal on the 2010 Equity and Incentive Plan, solely for purposes of maintaining the Company’s ability to grant awards that are not subject to a deduction limitation under Internal Revenue Code Section 162(m) was approved.
For: 32,941,571
Against: 1,394,556
Abstain: 818,360
Broker Non-Votes: 1,027,783

4. A proposal on the 2015 Section 162(m) Performance Incentive Plan was approved.
For: 33,936,953
Against: 392,913
Abstain: 842,641
Broker Non-Votes: 1,027,783

5. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 was ratified.

For: 34,878,246
Against: 1,292,689
Abstain: 11,335
Broker Non-Votes: None

Item 9.01. Financial Statements and Exhibits.

Exhibit No.    Description
10.1            WEX Inc. 2015 Section 162(m) Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	May 21, 2015	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

Exhibits Index

Exhibit No.    Description
10.1            WEX Inc. 2015 Section 162(m) Performance Incentive Plan